Exhibit 99.1

Rithm Capital Corp. Announces Early Tender Results for its 6.250% Senior Unsecured Notes Due 2025

NEW YORK—(BUSINESS WIRE)—March 18, 2024— Rithm Capital Corp. (NYSE: RITM; “Rithm”) announced today the early tender results of the previously announced cash tender offer (the “Tender Offer”) to purchase up to $275 million aggregate principal amount (the “Tender Cap”) of Rithm’s outstanding 6.250% Senior Unsecured Notes due 2025 (the “2025 Notes”), on the terms and subject to the conditions set forth in the Offer to Purchase, dated March 4, 2024, as amended (the “Offer to Purchase”).

According to D.F. King & Co., Inc., the tender and information agent for the Tender Offer, as of 5:00 p.m., New York City time, on March 15, 2024 (the “Early Tender Deadline”), $483,626,000 aggregate principal amount of the outstanding 2025 Notes were validly tendered and not validly withdrawn. As the aggregate principal amount of the 2025 Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline exceeded the Tender Cap, Rithm will accept such 2025 Notes for purchase on a prorated basis as described in the Offer to Purchase.

The table below sets forth certain information regarding the Tender Offer, including the aggregate principal amount of 2025 Notes validly tendered (and not validly withdrawn) as of the Early Tender Deadline, the aggregate principal amount of 2025 Notes that will remain outstanding on the Early Payment Date (as defined below) and the approximate proration factor.

Title of Security	CUSIP Number(1)	Aggregate Principal Amount Outstanding Prior to the Tender Offer	Aggregate Principal Amount Tendered as of the Early Tender Deadline	Aggregate Principal Amount to be Accepted for Purchase	Aggregate Principal Amount Remaining Outstanding	Approximate Proration Factor
6.250% Senior Unsecured Notes due 2025	64828T AA0 U65228 AA3	$550,000,000	$483,626,000	$275,000,000	$275,000,000	56.9%

(1)	CUSIPs are provided for the convenience of holders. No representation is made as to the correctness or accuracy of such numbers.

The withdrawal deadline for the Tender Offer was 5:00 p.m., New York City time, on March 15, 2024 (the “Withdrawal Deadline”). Neither the Withdrawal Deadline nor the Early Tender Deadline have been extended. Accordingly, previously tendered 2025 Notes may not be withdrawn, subject to applicable law.

The settlement date for 2025 Notes validly tendered as of the Early Tender Deadline and accepted for purchase is expected to occur on March 19, 2024 (the “Early Payment Date”). On the Early Payment Date, Rithm will pay the total consideration of $1,000 per $1,000 principal amount of 2025 Notes accepted for purchase plus accrued and unpaid interest from and including the interest payment date immediately preceding the Early Payment Date to, but not including, the Early Payment Date.

Rithm will accept for purchase the 2025 Notes validly tendered and not validly withdrawn as of the Early Tender Deadline on a prorated basis, in accordance with the Offer to Purchase. 2025 Notes not accepted for purchase as a result of proration will be rejected from the Tender Offer and will be returned to tendering holders in accordance with the Offer to Purchase.

The Tender Offer is scheduled to expire at 5:00 p.m., New York City time, on April 1, 2024 (the “Expiration Time”), unless extended or earlier terminated by Rithm. However, because the aggregate principal amount of the 2025 Notes validly tendered and not validly withdrawn as of the Early Tender Deadline exceeds the Tender Cap, Rithm does not expect to accept for purchase any 2025 Notes tendered after the Early Tender Deadline.

The Tender Offer is subject to the satisfaction or waiver of certain conditions as described in the Offer to Purchase. The complete terms and conditions of the Tender Offer are set forth in the Offer to Purchase and remain unchanged.

Citigroup Global Markets Inc. is acting as dealer manager in connection with the Tender Offer. Questions about the Tender Offer may be directed to Citigroup Global Markets Inc. at (800) 558-3745 (toll free) or (212) 723-6106 (collect) or email ny.liabilitymanagement@citi.com. Copies of the Tender Offer documents and other related documents may be obtained from D.F. King & Co., Inc., the tender and information agent for the Tender Offer, at (212) 269-5550 (banks and brokers) or (800) 578-5378 (toll free) or email RITHM@dfking.com.

This press release is for informational purposes only and shall not constitute an offer to buy or sell, or the solicitation of any offer to buy or sell, any securities. Any offer or solicitation with respect to the Tender Offer will be made only by means of the Offer to Purchase, and the information in this press release is qualified by reference to the Offer to Purchase. The Tender Offer is not being made to holders of 2025 Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In addition, nothing contained herein constitutes a notice of redemption of the 2025 Notes. No recommendation is being made by Rithm and holders of the 2025 Notes must make their own decision as to whether to tender any of their 2025 Notes, and, if so, the principal amount of 2025 Notes to tender.

ABOUT RITHM CAPITAL

Rithm Capital (NYSE: RITM) is a global asset manager focused on real estate, credit and financial services. Rithm makes direct investments and operates several wholly-owned operating businesses. Rithm’s businesses include Sculptor Capital Management, Inc., an alternative asset manager, as well as Newrez LLC, and Genesis Capital LLC, leading mortgage origination and servicing platforms. Rithm seeks to generate attractive risk-adjusted returns across market cycles and interest rate environments. Since inception in 2013, Rithm has delivered approximately $5.0 billion in dividends to shareholders. Rithm is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes and is headquartered in New York City.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the settlement and expiration of the Tender Offer. Forward-looking statements are not historical in nature and can be identified by words such as “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “continue,” “intend,” “should,” “would, “could,” “goal,” “objective,” “will,” “may,” “seek,” or similar expressions or their negative forms. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond our control. Forward-looking statements speak only as of the date they are made. Rithm does not assume any duty or obligation (and does not undertake) to update or supplement any forward-looking statements. Because forward-looking statements are, by their nature, to different degrees, uncertain and subject to numerous assumptions, risks and uncertainties, actual results or future events, circumstances or developments could differ, possibly materially, from those that Rithm anticipated in its forward-looking statements, and future results and performance could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those set forth in the section entitled “Risk Factors” in Rithm’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC, and other reports filed by Rithm with the SEC, copies of which are available on the SEC’s website, www.sec.gov. The list of factors presented here is not, and should not be, considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

Contacts

Investor Relations
(212)-850-7770
ir@rithmcap.com

Media
Jon Keehner / Sarah Salky / Erik Carlson
Joele Frank, Wilkinson Brimmer Katcher
(212)-355-4449
ritm-jf@joelefrank.com